Exhibit 99.1

Victory Energy Announces Engagement with MLV & Co. LLC as Advisor for New Credit Facility

AUSTIN, TX--(June 1, 2015) - Victory Energy Corporation, (OTCQX: VYEY) ("Victory" or "the Company"), a rapidly growing, Permian Basin focused oil and gas company, today announced that it has engaged MLV & Co. LLC (“MLV”), an independent full-service investment bank, to act as its financial advisor with respect to the placement of the Company’s proposed new $75 million credit facility, with initial availability based on agreed acquisitions.
“We are excited to be working with MLV because they are a recognized leader in the energy advisory and financing businesses. Since 2010, MLV has helped raise over $25.5 billion for companies, including approximately $10.7 billion for energy companies. We believe their historical transaction track record, their extensive network of financial industry relationships and the variety of debt and equity offerings they have been involved in, all align well with our growth plans in the rapidly changing E&P industry." said Kenny Hill, Victory Energy’s CEO. “We believe this new credit facility will support our rapid growth business strategy and its current focus on the acquisition of proved-producing properties. We also consider this relationship a significant step toward accelerating our plans to up-list to a major market exchange.”
About Victory Energy Corporation
Victory Energy Corporation (VYEY), is a publicly held, growth-oriented oil and gas exploration and production company based in Austin, Texas, with additional resources located in Midland, Texas. The company is focused on the acquisition and development of stacked multi-pay resource play opportunities in the Permian Basin that offer predictable outcomes and long-lived reserve characteristics. The company presently utilizes low-risk vertical well development, which offers repeatable and profitable outcomes. Current Company assets include interest in proven formations such as the Spraberry, Wolfcamp, Wolfberry, Mississippian, Cline and Fusselman formations. For additional information on the company, please visit www.vyey.com.

About MLV & Co.:

MLV & Co., an MLV & Co. Financial company, is an independent full service investment bank and institutional broker dealer. MLV is focused on providing creative capital raising solutions to growth-oriented companies in healthcare, real estate, financials, energy & natural resources, technology and other “capital-intensive” sectors.  MLV has executed:

•	$13+ billion common equity raised

•	$6.5+ billion preferred & baby bonds issued

•	$6+ billion filed via At The Market transactions

MLV is a member of FINRA, NASDAQ, and the SIPC. www.mlvco.com
Safe Harbor Statement
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management's experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words "will," "potential," "believe," "estimated," "intend," "expect," "may," "should," "anticipate," "could," "plan," "project," or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Among these forward-looking statements are statements regarding EURs, estimated BOE, estimated future gross undiscounted cash flow and estimated drilling and completion costs. Although Victory believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, include, our ability to successfully complete pending acquisitions, integrate them with our operations and realize the anticipated benefits from the acquisitions, any unexpected costs or delays in connection with the acquisitions, changes to drilling plans and schedules by the operators of prospects, overruns in costs of operations, hazards, delays, and any other difficulties related to drilling for and producing oil or gas, the price of oil, NGLs, and gas, results of marketing and sales of produced oil and gas, estimates made in evaluating reserves, competition, general economic conditions and the ability to manage and continue growth, and other factors described in the Company's most recent Annual Report on Form 10-K and any updates to those risk factors set forth in the Company's Quarterly Reports on Form 10-Q. Further information on such assumptions, risks and uncertainties is available in the Company's other filings with the Securities and Exchange Commission ("SEC") that are available on the SEC's website at www.sec.gov, and on the Company's website at www.vyey.com. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contact

Derek Gradwell
SVP Natural Resources
MZ Group North America
Phone: 512-270-6990
Email: dgradwell@mzgroup.us
Web: www.mzgroup.us

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